EXHIBIT 2.2


                            FIRST AMENDMENT TO THE
                     AGREEMENT AND PLAN OF REORGANIZATION
        BY AND AMONG BANK UNITED CORP., BUC ACQUISITION CORPORATION II
                      AND TEXAS CENTRAL BANCSHARES, INC.


      This First Amendment to the Agreement and Plan of Reorganization by and among Bank United Corp., BUC Acquisition Corporation II and Texas Central Bancshares, Inc. dated March 23, 1999 (the "Agreement") was approved by each of the parties to the Agreement and is effective as of July 2, 1999.

      SECTION 1. AMENDMENT. Pursuant to Section 12.6 of the Agreement, the Agreement is hereby amended in the following respects:

            a. Section 9.5 of the Agreement is hereby amended to delete the requirement that Texas Central receive a letter from BUC's accounting firm stating their conclusions as to the accuracy of certain information derived from the financial records of BUC and its subsidiaries and contained in the Prospectus, and Section 9.5 shall read in its entirety as follows:

            Section 9.5 FAIRNESS OPINION. On or before the issuance of the Prospectus, Texas Central shall have received an opinion of Texas Central's investment advisors as to the fairness of the Acquisition Merger to the TCBI Stockholders from a financial point of view (the "Fairness Opinion"). The Fairness Opinion shall be satisfactory to Texas Central and BUC in form and substance.

      SECTION 2. RATIFICATION. Except as hereby amended, the Agreement shall remain unchanged and is ratified and confirmed in all respects.

      SECTION 3. DEFINED TERMS. All terms used in the First Amendment that are defined in the Agreement shall have the same meaning as in the Agreement.

      IN WITNESS WHEREOF, Bank United Corp., BUC Acquisition Corporation II and Texas Central Bancshares, Inc. have caused this First Amendment to be executed as of the date first above written.

                                    BANK UNITED CORP.


                                    /s/ JONATHON K. HEFFRON
                                    By: Jonathon K. Heffron
                                    Its: Chief Operating Officer


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                                    BUC ACQUISITION CORPORATION II


                                    /s/ JONATHON K. HEFFRON
                                    By: Jonathon K. Heffron
                                    Its: Chief Operating Officer


                                    TEXAS CENTRAL BANCSHARES, INC


                                    /s/ MICHAEL A. RUFF
                                    By: Michael A. Ruff
                                    Its: President